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SCHEDULE 14A
(Rule 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Falcon Financial Investment Trust
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(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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FALCON FINANCIAL INVESTMENT TRUST
15 Commerce Road
Stamford, CT 06902

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

July 14, 2004

To our shareholders:

        On behalf of the Board of Trustees of Falcon Financial Investment Trust, it is my pleasure to invite you to our 2004 annual meeting of shareholders. The annual meeting will be held on July 14, 2004, at 1:00 p.m., local time, at 15 Commerce Road, Stamford, CT 06902. The annual meeting has been called for the following purposes:

  1.
  to consider and vote upon a proposal to elect six trustees of Falcon Financial Investment Trust; and

  2.
  to transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

        Only shareholders of record at the close of business on April 23, 2004 will be entitled to notice of, and to vote at, the annual meeting or any adjournment or postponement thereof.

                      By Order of the Board of Trustees,

                      /s/ Vernon B. Schwartz

                      Vernon B. Schwartz
                       Chairman of the Board of Trustees

Stamford, CT
Dated: April 29, 2004

YOUR VOTE IS VERY IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE POSTAGE-PAID ENVELOPE PROVIDED. IF YOU ATTEND THE MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON, IF YOU DESIRE.

FALCON FINANCIAL INVESTMENT TRUST
15 Commerce Road
Stamford, CT 06902

Annual Meeting of Shareholders
July 14, 2004

PROXY STATEMENT

GENERAL INFORMATION

Proxy Solicitation

        This proxy statement is furnished in connection with the solicitation of proxies by the Board of Trustees of Falcon Financial Investment Trust for use at our 2004 annual meeting of shareholders to be held on July 14, 2004, at 15 Commerce Road, Stamford, CT 06902, local time, at 1:00 p.m. The purpose of the annual meeting and the matters to be acted upon are set forth in the accompanying notice of annual meeting.

        We will pay the cost of all proxy solicitation. In addition to the solicitation of proxies by use of the mails, officers and other employees of Falcon Financial Investment Trust may solicit proxies by personal interview, telephone, facsimile and telegram. None of these individuals will receive compensation for such services, which will be performed in addition to their regular duties. We may also make arrangements with brokerage firms, banks, custodians, nominees and other fiduciaries to forward proxy solicitation material for shares held of record by them to the beneficial owners of such shares. We will reimburse such persons for their reasonable out-of-pocket expenses in forwarding such material.

        This proxy statement and the enclosed proxy card are first being mailed to our shareholders on or about May 28, 2004.

Voting and Revocability of Proxies

        A proxy for use at the annual meeting and a return envelope are enclosed. Common shares of Falcon Financial Investment Trust represented by a properly executed proxy, if such proxy is received in time and not revoked, will be voted at the annual meeting according to the instructions indicated in the proxy. If no instructions are indicated, the shares will be voted "FOR" approval of each proposal considered at the annual meeting. Discretionary authority is provided in the proxy as to any matters not specifically referred to in the proxy. We are not aware of any other matters that are likely to be brought before the annual meeting. If any other matter is properly presented at the annual meeting for action, the persons named in the accompanying proxy will vote on such matter in their own discretion.

        A shareholder who has given a proxy may revoke it at any time before its exercise at the annual meeting by (1) giving written notice of revocation to our Secretary, (2) properly submitting to us a duly executed proxy bearing a later date or (3) voting in person at the annual meeting. Unless revoked, the shares represented by each such proxy will be voted at the meeting and any adjournment or postponement of the meeting. Presence at the meeting of a shareholder who has signed a proxy but does not provide a notice of revocation or request to vote in person does not revoke that proxy. All written notices of revocation or other communications with respect to revocation of proxies should be addressed as follows: Falcon Financial Investment Trust, 15 Commerce Road, Stamford, CT 06902, Attention: Secretary.

Voting Procedure

        All holders of record of our common shares at the close of business on April 23, 2004 will be eligible to vote at the annual meeting. Each holder of our common shares is entitled to one vote for each proposal at the annual meeting for each common share held by such shareholder. As of April 23, 2004, there were 15,985,800 common shares outstanding.

        The holders of a majority of the voting rights of the common shares issued and outstanding and entitled to vote at the annual meeting, present in person or by proxy, will constitute a quorum at the annual meeting. A quorum must exist for shareholders to vote on the proposals set forth in this proxy statement. Abstentions and any broker non-votes, which are described below, will be counted for purposes of determining the presence of a quorum at the annual meeting.

        The affirmative vote of a plurality of the common shares present or represented by Proxy at the Annual Meeting is required to elect trustees (Proposal 1).

        Votes cast in person or by proxy at the annual meeting will be tabulated by the inspector of election appointed for the annual meeting, who will determine whether or not a quorum is present. Votes may be cast for, against or as abstentions. Abstentions will be counted for purposes of determining the shares present or represented at the annual meeting and entitled to vote. Accordingly, abstentions will not affect the proposal for election of trustees (Proposal 1).

        Broker-dealers who hold their customers' shares in street name may, under the applicable rules of the exchange and other self-regulatory organizations of which the broker-dealers are members, sign and submit proxies for such shares and may vote such shares on routine matters, which under such rules, typically include the election of directors, and in some cases amendment of stock plans. Broker-dealers may not vote such shares on other matters without specific instructions from the customers who beneficially own such shares. Proxies signed and submitted by broker-dealers that have not been voted on matters described in the previous sentence are referred to as broker non-votes. Broker non-votes on a particular matter are not deemed to be shares present and entitled to vote on such matters and, assuming the presence of a quorum, will not affect any of the proposals.

        You should rely only on the information provided in this proxy statement. We have authorized no one to provide you with different information. You should not assume that the information in this proxy statement is accurate as of any date other than the date of this proxy statement or, where information relates to another date set forth in this proxy statement, then as of that date.

        THE BOARD OF TRUSTEES RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" APPROVAL OF THE PROPOSALS SET FORTH IN THIS PROXY STATEMENT.

Table of Contents

Proposal 1—Election of Trustees
Executive Officers
Security Ownership of Certain Beneficial Owners and Management and Related Shareholder Matters
Meetings and Committees of the Board of Trustees
Certain Relationships and Related Transactions
Executive Compensation and Other Information
Report of the Compensation Committee of the Board of Trustees of Falcon Financial Investment Trust On Executive Compensation
Report of the Audit Committee of the Board of Trustees of Falcon Financial Investment Trust
Section 16(a) Beneficial Ownership Reporting Compliance
Shareholder Proposals for the Annual Meeting in 2005
Other Matters

(PROPOSAL 1)
ELECTION OF TRUSTEES

        The Board of Trustees recommends the election as trustees of the six nominees listed below. The six nominees, if elected, will hold office until the next annual meeting of shareholders and until their successors are elected and qualified or until their earlier death, resignation or removal. Each of the nominees is an incumbent trustee.

        It is intended that shares represented by Proxies in the accompanying form will be voted "FOR" the election of the nominees named below unless a contrary direction is indicated. If at the time of the 2004 Annual Meeting any of the nominees named below should be unable to serve, which event is not expected to occur, the discretionary authority provided in the Proxy will be exercised to vote for such substitute nominee or nominees, if any, as shall be designated by the Board of Trustees.

        The following table sets forth the name and age of each nominee for trustee, indicating all positions and offices with our company currently held by the trustee.

Name	Age	Title
Vernon B. Schwartz	53	Chief executive officer and chairman
David A. Karp	44	President, chief financial officer and trustee
James K. Hunt	52	Lead Trustee
Maryann N. Keller	60	Trustee
George G. Lowrance	59	Trustee
Thomas F. Gilman	53	Trustee

        Set forth below are descriptions of the backgrounds and principal occupations of each of our trustees, and the period during which he or she has served as a trustee.

        Vernon B. Schwartz, a co-founder of our company, is our chief executive officer and chairman of our board of trustees. From our inception in 1997 until our reorganization as a Maryland REIT, Mr. Schwartz has been our chief executive officer and served as a member of our predecessor's board of managers. In addition, Mr. Schwartz has been an equity owner of Falcon Auto Venture, LLC, a senior managing member of our predecessor that was dissolved after the closing of our initial public offering, since its inception in 1997. Prior to 1997, Mr. Schwartz was chief executive officer of Reichmann International, the advisor to Quantum Realty Partners, an offshore real estate investment fund, and chairman, president and chief executive officer of Catellus Development Corporation, a publicly-owned California development corporation.

        David A. Karp, a co-founder of our company, is our president, chief financial officer and a trustee. From our inception in 1997 until our reorganization as a Maryland REIT, Mr. Karp served as a member of our predecessor's board of managers. Since August 2000, Mr. Karp has served as our president and since June 2003, Mr. Karp has also served as our chief financial officer. From 1997 to August 2000, Mr. Karp served as our chief operating and financial officer. In addition, Mr. Karp has been an equity owner of Falcon Auto Venture, LLC, a senior managing member of our predecessor that was dissolved after the closing of our initial public offering, since its inception in 1997. Mr. Karp has prior experience as senior vice president of Reichmann International, the advisor to Quantum Realty Partners, an offshore real estate investment fund, and principal of The Yarmouth Group, an institutional real estate investment advisor.

        James K. Hunt is one of our trustees and serves as our lead trustee. From our inception in 1997 until our reorganization as a Maryland REIT, Mr. Hunt served as a member of our predecessor's board of managers. Since April 2004, Mr. Hunt has been the Chief Executive Officer, Chief Investment Officer and a director of Evercore Investment Corporation, a newly-organized, closed-end, management investment company. Since October 2001, Mr. Hunt has been a founding managing partner for Bison

Capital Management, LLC, a private equity firm. From 1990 through 2000, Mr. Hunt was an executive vice president for SunAmerica Investments, Inc., a managing member of our predecessor, Falcon Financial, LLC. Mr. Hunt also serves on the board of directors of Mobile Storage Group, a multi-national on-site storage provider; Financial Pacific Company, an equipment leasing company; Primus Financial Products, LLC, a credit derivatives operating company and provider of investment-grade credit default swaps; and CLS Transportation Inc., a provider of jet charter and limousine services.

        Maryann N. Keller has served as one of our trustees since December 2003. Since November 2000, Ms. Keller has worked as an automotive industry consultant for her own company, Maryann Keller Associates. From July 1999 to November 2000, Ms. Keller served as the President of the Automotive Services unit of Priceline.com. She joined Priceline.com from Furman Selz, where she served as a managing director and auto industry analyst from 1986 to 1999. Ms. Keller serves on the board of directors of Dollar Thrifty Automotive Group.

        George G. Lowrance has served as one of our trustees since December 2003. Mr. Lowrance is a partner in the law firm of Chappell, Hill & Lowrance, LLP. From January 1993 to June 1998, Mr. Lowrance was executive vice president, secretary and general counsel of United Auto Group, Inc. Prior to that Mr. Lowrance was a dealer principal for 13 years, representing Pontiac, Chevrolet, Volvo, Nissan, Saab, Land Rover, Porsche, Audi, Volkswagen, Peugeot, Rolls Royce and Maserati. Mr. Lowrance served as chairman of the National Dealer Council for Audi from 1984 to 1987 and served in the same role for Porsche from 1987 to 1990.

        Thomas F. Gilman has served as one of our trustees since December 2003. Mr. Gilman served as the senior vice president and chief financial officer of Asbury Automotive Group, Inc., one of the largest automotive retail and service companies in the U.S., from January 2002 until September 2003 and as the vice president and chief financial officer of Asbury Automotive Group, Inc. from April 2001 to January 2002. From 1973 to 2000, Mr. Gilman served in various credit and financial capacities, including chief financial officer of Chrysler Financial Company L.L.C., at Chrysler/DaimlerChrysler Corporation. In 1998, Mr. Gilman was selected as a member of the Daimler-Benz/Chrysler Corporation merger integration team and appointed a member of the financial services committee of DaimlerChrysler Services, AG, positions he held until June 2000. In July 2000, Mr. Gilman founded CEO Solutions, LLC, an independent consulting practice, for which he served as president and CEO until April 2001. In March 2001, Leapsource, Inc., an internet-based, web-enabled provider of financial accounting outsourcing services, for which Mr. Gilman served as interim chief financial officer and as a director, filed for liquidation of its assets.

Approval of Proposal

        The affirmative vote of a plurality of the common shares present or represented by Proxy at the Annual Meeting is required to elect trustees.

The Board of Trustees recommends a vote FOR Proposal 1.

EXECUTIVE OFFICERS

        The following table sets forth information concerning our executive officers. Officers are elected by and serve at the discretion of our Board of Trustees.

Name	Age	Position
Joseph L. Kirk, Jr.	38	Senior vice president and chief credit officer
Ralph L. Miller	38	Senior vice president and national marketing director
John E. Warch	46	Senior vice president, controller and treasurer
Allison W. Berman	39	Senior vice president, general counsel and secretary

        Set forth below are descriptions of the backgrounds of each of our executive officers, other than Messrs. Schwartz and Karp, whose positions and backgrounds are described above.

        Joseph L. Kirk, Jr. has been our senior vice president and chief credit officer since 2000. Mr. Kirk joined our company in 1998 as a loan underwriter. Prior to joining our company, Mr. Kirk was a vice president and commercial credit department manager with Webster Bank since 1994. From 1989 to 1994, Mr. Kirk held various credit analysis positions for Shawmut Bank.

        Ralph L. Miller has been our senior vice president and national marketing director since 2002. Mr. Miller joined our company in 2000 as a senior marketing representative responsible for automotive dealership loan originations in the eastern United States. From 1999 to 2000, Mr. Miller was a vice president in marketing for Enterprise Mortgage Acceptance Company, a specialty finance company making franchise loans in various sectors. From 1996 to 1999, Mr. Miller was president of Vista Capital Funding, Inc., a mortgage banking firm.

        John E. Warch has been our senior vice president and controller since July 2003 and treasurer since January 2004. Prior to joining our company, Mr. Warch was a senior vice president of finance of Icon Capital Corp. since 2001. From 1998 to 2001, Mr. Warch was senior vice president and controller of Fintek, Inc. and from 1993 to 1998 was corporate vice president and controller of Charter Financial, Inc.

        Allison W. Berman has been our senior vice president, general counsel and secretary since January 2004. Prior to joining our company, Ms. Berman was counsel in the real estate/secured lending departments of Thacher Proffitt & Wood, which she joined in 1995. From 1992-1995, Ms. Berman was an associate with Buchanan Ingersoll. She began her legal career in 1990 in the real estate department of Stroock & Stroock & Lavan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND
RELATED SHAREHOLDER MATTERS

        The following table sets forth certain information regarding the ownership of our common shares by (1) each of our trustees, (2) each of our executive officers, (3) all of our trustees and executive officers as a group and (4) each holder of five percent or more of our common shares, as of April 23, 2004. Unless otherwise indicated, all shares are owned directly and the indicated person has sole voting and investment power. The SEC has defined "beneficial" ownership of a security to mean the possession, directly or indirectly, of voting power and/or investment power. A shareholder is also deemed to be, as of any date, the beneficial owner of all securities that such shareholder has the right to acquire within 60 days after that date through (a) the exercise of any option, warrant or right, (b) the conversion of a security, (c) the power to revoke a trust, discretionary account or similar arrangement, or (d) the automatic termination of a trust, discretionary account or similar arrangement.

        Unless otherwise indicated, the address of each person owning more than 5% of the outstanding common shares is c/o Falcon Financial Investment Trust, 15 Commerce Road, Stamford, CT 06902.

Beneficial Owner	Number of Shares Beneficially Owned	Percentage of All Shares
Vernon B. Schwartz(1)	340,935	2.1
David A. Karp(2)	325,900	2.0
Joseph L. Kirk, Jr(3).	17,500	*
Ralph L. Miller(4)	15,000	*
John E. Warch(5)	12,700	*
Allison W. Berman(6)	10,000	*
James K. Hunt(7)	3,000	*
Maryann N. Keller(7)	1,000	*
George G. Lowrance(7)	1,000	*
Thomas F. Gilman(7)	3,000	*
Trustees and executive officers as a group	730,035	4.6

*
Less than 1%.
(1)
Includes 100,000 restricted common shares issued under our equity incentive plan.
(2)
Includes 100,000 restricted common shares issued under our equity incentive plan.
(3)
Includes 17,500 restricted common shares issued under our equity incentive plan.
(4)
Includes 15,000 restricted common shares issued under our equity incentive plan.
(5)
Includes 12,500 restricted common shares issued under our equity incentive plan and 200 shares purchased by Mr. Warch's minor children.
(6)
Includes 10,000 restricted common shares issued under our equity incentive plan.
(7)
Includes 1,000 restricted common shares issued under our equity incentive plan.

MEETINGS AND COMMITTEES OF THE BOARD OF TRUSTEES

        The Board of Trustees has the authority to manage our business and affairs. Our Bylaws and applicable law permit the Board to establish committees from among its members and delegate authority to these committees for various purposes. In addition, the Bylaws provide that the Board must annually appoint officers to manage the affairs of our company on a day to day basis as set forth in the Bylaws or as otherwise directed by the Board. All members of the Board of Trustees hold office until the next annual meeting of shareholders and the election and qualification of their successors. The board of managers of our predecessor, Falcon Financial, LLC, met three times during the fiscal year ended September 30, 2003. During the transition period ended December 31, 2003, our Board of Trustees did not meet.

Committees

        Our Board of Trustees has established compensation, audit and nominating and corporate governance committees. Each committee reports to the Board of Trustees.

        Compensation Committee.    The compensation committee, currently consisting of Messrs. Hunt, Gilman and Lowrance, each of whom is independent within the meaning of the rules of The Nasdaq Stock Market ("Nasdaq"), is responsible for determining and paying compensation, salaries, annual bonuses, restricted share grants and benefits to officers, trustees and employees. The compensation committee did not meet in 2003. A report of the compensation committee is included elsewhere in this proxy statement under the caption "Report of the Compensation Committee of the Board of Trustees of Falcon Financial Investment Trust on Executive Compensation." This report is not deemed filed with the SEC and is not incorporated by reference in any filing of our company under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date of this proxy statement and irrespective of any general incorporation language in any such filing.

        Audit Committee.    The audit committee, currently consisting of Messrs. Gilman and Hunt and Ms. Keller, reviews, acts on and reports to the Board of Trustees with respect to various auditing and accounting matters. These matters include the selection and oversight of our internal and external auditors and review of our accounting books, records and policies, our procedures for addressing material risks, our financial statements, the appropriateness of our accounting principles and related party transactions. The audit committee did not meet during the year ended December 31, 2003. A report of the audit committee is included elsewhere in this proxy statement under the caption "Report of the Audit Committee of the Board of Trustees of Falcon Financial Investment Trust." This report is not deemed filed with the SEC and is not incorporated by reference in any filing of our company under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date of this proxy statement and irrespective of any general incorporation language in any such filing. The audit committee charter is attached to this proxy statement as Exhibit A.

        Rules recently adopted by Nasdaq and the Securities and Exchange Commission impose strict independence requirements for all members of the audit committee. In addition to meeting Nasdaq's tests for trustee independence generally, trustees on audit committees must meet two basic criteria set forth in the SEC's rules. First, audit committee members are barred from accepting—directly or indirectly—any consulting, advisory or other compensatory fee from the issuer or an affiliate of the issuer, other than in the member's capacity as a member of the board and any board committee. The second basic criterion for determining independence provides that a member of an audit committee may not be an affiliated person of the issuer or any subsidiary of the issuer apart from his or her capacity as a member of the board and any board committee. Each member of the Audit Committee meets these independence requirements, in addition to the independence criteria established by Nasdaq for listed company board members generally. The Board has determined that Mr. Gilman is an audit committee financial expert, as that term is defined under the SEC rules.

        Nominating and Corporate Governance Committee.    The nominating and corporate governance committee, consisting of Ms. Keller and Mr. Lowrance, evaluates trustee nominee candidates and makes recommendations to the Board of Trustees with respect to the nomination of individuals for election to the Board of Trustees and to serve as committee members and advises the Board generally on corporate governance matters. Each member of this committee is independent within the meaning of the Nasdaq rules requiring members of nominating committees to be independent. This Committee has met one time since our initial public offering in December 2003. The nominating committee recommended the nominations of all of the individuals set forth in Proposal 1 of this proxy statement.

        The Nominating and Corporate Governance Committee charter sets forth certain criteria for the Committee to consider in evaluating potential trustee nominees. In order for the Board of Trustees to have a substantial degree of independence from management, a majority of trustees must be independent of management, in both fact and appearance, and must satisfy the independence criteria of The Nasdaq Stock Market. The Committee considers whether trustee candidates have relevant experience and monitors the mix of skills and experience of trustees in order to assure that the Board has the necessary tools to perform its oversight function effectively. The Committee evaluates potential candidates against these requirements and objectives.

        The Nominating and Corporate Governance Committee relies primarily on recommendations from management and members of the Board to identify trustee nominee candidates. However, the Committee will consider timely written suggestions from shareholders. Shareholders wishing to suggest a candidate for trustee nomination for the 2005 annual meeting should mail their suggestions to Falcon Financial Investment Trust, 15 Commerce Road, Stamford, Connecticut 06902, Attn: Secretary. Suggestions must be received by the Secretary of the Company no later than January 2, 2005. The manner in which trustee nominee candidates suggested in accordance with this policy are evaluated shall not differ from the manner in which candidates recommended by other sources are evaluated.

        The written charters governing the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee, as well as our Corporate Governance Guidelines, are posted on the Corporate Governance page of our website at http://www.falconfinancial.com. You may also obtain a copy of any of these documents without charge by writing to: Falcon Financial Investment Trust, 15 Commerce Road, Stamford, Connecticut 06902, Attn: Secretary. A copy of the Audit Committee charter is also attached to this proxy statement as Exhibit A.

Communicating with the Board

        We invite shareholders and other interested parties to communicate any concerns they may have about our company directly and confidentially with either the presiding trustee or the non-management trustees as a group by writing to either the Lead Independent Trustee or the Non-Management Trustees, Falcon Financial Investment Trust, 15 Commerce Road, Stamford, CT 06902.

Ethics

        The Company code of conduct and ethics (the "Ethics Policy") sets forth the Company's policies and expectations. The Ethics Policy, which applies to every Falcon trustee, officer and employee, addresses a number of topics, including conflicts of interest, relationships with others, corporate payments, disclosure policy, compliance with laws, corporate opportunities and the protection and proper use of the Company's assets.

        You may obtain a copy of the Ethics Policy without charge by writing to: Falcon Financial Investment Trust, 15 Commerce Road, Stamford, Connecticut 06902, Attn: Secretary. Any additions or amendments to the Ethics Policy, and any waivers of the Ethics Policy for executive officers or trustees, will be posted on the Corporate Governance page of the Company's website and similarly provided without charge upon written request to this address.

Trustee Compensation

        The members of our Board of Trustees who are also our employees do not receive any additional compensation for their services on our board. We pay our non-employee trustees $1,500 per board or committee meeting ($500 if the meeting is telephonic) and we reimburse their reasonable travel expenses incurred in connection with their attendance at board meetings. Non-employee trustees receive a $20,000 annual retainer and non-employee trustee committee chairs and the lead trustee are paid an additional $5,000 ($10,000 in the case of the audit committee) annual retainer. Each non-employee trustee received an initial grant of 1,000 restricted common shares and is eligible for an annual grant of $5,000 in restricted common shares. Both the initial grant and the annual grant will be subject to a one-year vesting period. Each of our non-employee trustees is eligible to receive discretionary restricted common shares and/or option grants under our equity incentive plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Financing Arrangements

    Revolving warehouse credit line

        In January 1998, we entered into a $150 million Revolving Warehouse Financing Agreement with SunAmerica Life Insurance Company, an affiliate of SunAmerica Investments, Inc., which we refer to below as SALIC, and ABN AMRO Bank, N.V., solely for the purpose of originating loans. SALIC, along with Goldman Sachs Mortgage Company, as a result of a participation agreement between the two entities, are the guarantors of the Revolving Warehouse Financing Agreement. SALIC was a founding member of our predecessor, Falcon Financial, LLC. In October 1997, SALIC assigned its interests in Falcon Financial, LLC to SunAmerica Inc., an affiliate of SALIC, and in December 1998, SunAmerica Inc. assigned its interests in Falcon Financial, LLC to its wholly-owned subsidiary, SunAmerica Investments, Inc. Goldman Sachs Mortgage Company is an affiliate of MLQ Investors, L.P., which was a managing member of Falcon Financial, LLC. Two representatives of MLQ Investors, L.P. served on Falcon Financial, LLC's board of managers until August 2003.

        We paid a fee of $750,000 to each of SALIC and Goldman Sachs Mortgage Company in November 2003 to extend the term of the agreement until October 1, 2004. As guarantors, each of the entities was paid fees of $1,111,380 during 2003. The maturity date of our revolving warehouse credit line is October 1, 2004. This loan bears interest at a variable annual rate, calculated using a 30-day commercial paper rate plus 200 basis points, but will increase to 250 basis points on May 1, 2004 if the warehouse facility has not been prepaid in full and terminated by such time. As of December 31, 2003, approximately $53.5 million was outstanding under this loan, and the interest rate was 3.09%.

        We used approximately $64.0 million of the net proceeds from our initial public offering in 2003 to repay a portion of the outstanding balance on this loan. On April 28, 2004, the outstanding balance was paid in full and this agreement was terminated.

    Senior subordinated loan

        In January 1998, we entered into a $19.3 million Amended and Restated Senior Subordinated Loan Agreement with Goldman Sachs Mortgage Company and SALIC. The agreement provided for a $5.0 million working capital loan, a $2.0 million hedge loan and $12.3 million for loan originations. The loan was secured by a lien on certain of our assets, including a security interest secondary to that of the lenders under our warehouse credit line in the receivables from the loans we originate. The maturity date of this senior subordinated loan was October 1, 2004. The interest rate on this loan was 12%, with 9% payable in cash and 3% accrued and capitalized. The loan was junior and subordinate in right of payment to our warehouse credit line and pre-payable at any time without penalty. We used approximately $13.7 million of the net proceeds from our initial public offering in 2003 to repay in full the outstanding principal and interest on this loan. Of this amount, Goldman Sachs Mortgage Company received approximately $6.6 million and SALIC received approximately $6.6 million.

    Junior subordinated loan

        In April 1999, we entered into a Junior Subordinated Loan Agreement with Falcon Auto Venture, LLC, a founding member of our predecessor Falcon Financial, LLC and of which Vernon B. Schwartz and David A. Karp each owned 42.9%, to provide for a $0.5 million working capital loan. The maturity date of the junior subordinated loan was October 1, 2004. The interest rate on this loan was 12%, with 9% payable in cash and 3% accrued and capitalized. The loan was junior and subordinate in right of payment to our warehouse credit line and our senior subordinated loan, and was pre-payable at any time without penalty with the prior written consent of our lenders under those senior loans. During

2003, we used approximately $0.6 million of the net proceeds from our initial public offering to repay in full the outstanding principal and interest on this loan.

Interest Rate Hedging Arrangements

        In connection with the underwriting of the loans we make to automotive dealers, during 2003 we entered into hedging transactions involving Goldman, Sachs & Co., an affiliate of MLQ Investors, L.P. These transactions were intended to mitigate the effect that changes in interest rates and credit spreads have on the fair value of our fixed-rate loan portfolio, including short sales and purchases, securities resale and repurchase agreements and interest rate swaps. We had generally shorted U.S. Treasury securities and invested the proceeds in repurchase agreements with Goldman, Sachs & Co. with U.S. Treasury notes as the underlying securities. In swap transactions, we generally enter into an interest rate swap contract, receiving a variable rate of interest and paying a fixed rate of interest. The term of the swap contracts had been determined by the duration of the loans held for sale pool. We have a contractual obligation to settle the repurchase and swap agreements with Goldman, Sachs & Co. at the current fair value on the repurchase date. Effective December 19, 2003, we entered into forward starting interest rate swap transactions to mitigate the effect that changes in interest rates and credit spreads have on the forecasted issuance of long-term debt. In swap transactions, we will generally enter into an interest rate swap contract, receiving a floating rate of interest and paying a fixed rate of interest. The term of the swap contracts is determined by duration of the forecasted long-term debt issuance. As of December 31, 2003, we had four forward starting interest rate swap contracts open with Goldman, Sachs & Co., having a total notional value of $94.3 million and a total fair asset value of $0.4 million.

Financial Advisory Services

        In June 2003, we entered into an engagement letter agreement with Goldman, Sachs & Co., an affiliate of MLQ Investors, L.P., pursuant to which we retained Goldman as our financial advisor to provide financial advisory services regarding certain strategic alternatives available to us. We have agreed to pay Goldman a fee equal to the greater of $1,500,000 and 1.5% of the total consideration in connection with possible specified merger or sale transactions. We have also agreed to offer Goldman Sachs the right to act as sole principal or sole counterparty in any hedging transaction relating to the financing of possible specified merger or sale transactions. The engagement letter contains customary provisions, including with respect to indemnification of Goldman and its directors, officers and various other persons from any liabilities incurred by those persons as a result of performing services on our behalf.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

        In connection with our initial public offering, which closed on December 22, 2003, and our election to be taxed as a real estate investment trust, we have established a fiscal year ending on December 31, as opposed to a fiscal year ending on September 30, which was used by our predecessor, Falcon Financial, LLC. The table below sets forth, for the twelve months ended December 31, 2003 and the fiscal year of our predecessor ended September 30, 2003, the cash compensation earned by or paid to our chief executive officer, our president and each of our three other most highly paid officers, collectively referred to as our "named executives."

(a) Summary Compensation Table (1)

Name	Period	Salary			Bonus			Restricted Share Awards	All Other Compensation
Vernon B. Schwartz Chief Executive Officer	Jan. 1, 2003-Dec. 31, 2003 Oct. 1, 2002-Sept. 30, 2003	$ $	231,250 225,000	(2)	$ $	500,000 200,000	(2)	$900,000 —	$ $	4,000 4,000
David A. Karp President and Chief Financial Officer	Jan. 1, 2003-Dec. 31, 2003 Oct. 1, 2002-Sept. 30, 2003	$ $	231,250 225,000	(2)	$ $	500,000 200,000	(2)	$900,000 —	$ $	4,000 4,000
Joseph L. Kirk, Jr. Senior Vice President and Chief Credit Officer	Jan. 1, 2003-Dec. 31, 2003 Oct. 1, 2002-Sept. 30, 2003	$ $	126,042 125,000	(3)		$20,000 —		$157,500 —	$ $	2,521 2,633
Ralph L. Miller Senior Vice President and National Marketing Director	Jan. 1, 2003-Dec. 31, 2003 Oct. 1, 2002-Sept. 30, 2003	$ $	100,000 100,000		$ $	202,348 239,112		$135,000 —	$ $	4,000 4,000
John E. Warch (4) Senior Vice President, Treasurer and Controller	Jan. 1, 2003-Dec. 31, 2003 Oct. 1, 2002-Sept. 30, 2003	$ $	76,100 33,600			$45,000 —		$112,500 —		$1,488 —
Robert Kaufold (5) Senior Vice President and Chief Financial Officer	Jan. 1, 2003-Dec. 31, 2003 Oct. 1, 2002-Sept. 30, 2003	$ $	63,581 96,727			— —		— —		$1,270 2,895

(1)
Because of the change in fiscal year described above, the table includes overlap amounts for the period from January 1, 2003 to September 30, 2003.
(2)
The calculation of each of Messrs. Schwartz's and Karp's salary through December 15, 2003 was based on $225,000 per annum and after December 15, 2003 on $375,000 per annum. Included in the $500,000 bonus for each of Messrs. Schwartz and Karp for the twelve months ended December 31, 2003 is $200,000 relating to activities performed during the prior twelve months ended December 31, 2002 but paid in early 2003.
(3)
The calculation of Mr. Kirk's salary through December 15, 2003 was based on $125,000 per annum and after December 15, 2003 on $150,000 per annum.
(4)
Mr. Warch became our senior vice president and controller in July 2003. Mr. Warch's annual salary is $170,000.
(5)
Mr. Kaufold left our company on June 20, 2003.

(b)   Option Grants in 2003

        No options to purchase membership interests in our predecessor, Falcon Financial, LLC, were granted to any of the named executives during our predecessor's fiscal year ended September 30, 2003 or during the fiscal year ended December 31, 2003. Prior to completion of our reorganization as a

Maryland REIT, all outstanding options to purchase membership interests in Falcon Financial, LLC were terminated.

Name	Outstanding Options as of September 30, 2003(1)
Vernon B. Schwartz	—
David A. Karp	—
Joseph L. Kirk, Jr.	2,800
Ralph L. Miller	2,800
John E. Warch	—

(1)
Represents shares underlying options to purchase membership interests in Falcon Financial, LLC as if our reorganization as a Maryland REIT had occurred on September 30, 2003.

Restricted Share Grants

        Upon the closing of our initial public offering, we granted an aggregate of 318,300 restricted common shares to the named executives, other employees and non-employee trustees. Upon their grant, the restricted common shares have voting and dividend rights. However, the restricted common shares will be subject to forfeiture restrictions, which will terminate ratably over a three-year period from the date of grant.

Employment Agreements

    David A. Karp and Vernon B. Schwartz

        We have entered into employment agreements with David A. Karp and Vernon B. Schwartz under which Mr. Karp serves as our president, chief financial officer and trustee and Mr. Schwartz serves as our chief executive officer and chairman. The agreements are substantially identical. The initial term of each employment agreement ends on December 31, 2006, subject to additional one year renewals commencing on January 1, 2004, unless earlier terminated. Each executive's initial annual base salary under his employment agreement is $375,000. The annual base salary is subject to increase, but not decrease, by the board of trustees. Each executive is eligible for an annual bonus of up to 130% of his base salary, with a target bonus of 100% of his base salary. Each employment agreement also provides that the executive was granted under our equity incentive plan 100,000 restricted common shares in connection with our initial public offering. The restricted shares will vest as to one third of the shares on each of the first three anniversaries of the grant date. Each executive is entitled to executive life and disability insurance.

        Each executive's employment may be terminated by us in the case of his death, disability, for cause as defined in the employment agreement or without cause. A termination without cause shall be upon thirty days' notice by us. Each executive may terminate his employment for good reason or at any time upon thirty days' notice. Good reason for the purpose of the employment agreement means, without the executive's consent, a failure by us to comply with any material provision of the employment agreement, the assignment to the executive of any duties materially inconsistent with the executive's position with the company or a substantial adverse alteration in the nature of the executive's responsibilities, failure to reelect the executive as a trustee or removal of the executive from his position as a trustee by the board, other than for cause, a material reduction in employee benefits other than a reduction generally applicable to all of our eligible employees, relocation of our principal place of business outside a twenty five (25) mile radius of our current headquarters, or any purported termination of the executive's employment which is not effected pursuant to the terms of the employment agreement.

        If we terminate the executive's employment without cause, or the executive terminates his employment for good reason, the executive would be entitled to a pro-rata portion of his annual bonus at target level and a severance payment equal to three times the sum of his base salary plus the greater of his highest annual bonus earned in the last three fiscal years or his target annual bonus for the current year. All restricted shares, share options and other equity awards also would become fully vested as of the date of his termination.

        If the executive's employment is terminated by us because of disability, he is entitled to the payment of any unpaid portion of his salary, bonus, benefits and a pro-rata portion of his annual target bonus. Upon the executive's death, his heirs would be entitled to receive the unpaid portion of his salary, bonus and benefits and an amount equal to one year of base salary and target annual bonus. Upon his termination of employment due to death or disability, all restricted shares, share options and other equity awards would become fully vested.

        In the case of a termination of the executive's employment by us without cause, by the executive for good reason or due to his disability, we will pay the full cost of his health insurance benefits under our health insurance plan in which he was enrolled immediately prior to termination for a period of eighteen months.

        Each executive's employment agreement provides that he is subject to a non-competition and non-solicitation agreement during his employment and for a period of eighteen months following termination of employment. The employment agreement also provides that if benefits paid pursuant thereto are determined to be subject to an excise or similar tax, we will provide the executive with such additional compensation as is necessary to place him in the same after-tax position as he would have been had such tax not been paid or incurred.

    Joseph L. Kirk, Jr.

        We have also entered into an employment agreement with Joseph L. Kirk, Jr. under which Mr. Kirk serves as our senior vice president and chief credit officer. The initial term of the employment agreement is for two years, subject to additional one year renewals. Mr. Kirk's initial annual base salary under his employment agreement is $150,000. The annual base salary is subject to increase, but not decrease, by the board of trustees. Mr. Kirk is eligible for an annual bonus of up to 30% of his base salary, with a target bonus of 15% of his base salary.

        Mr. Kirk's employment may be terminated by us in the case of his death, disability, for cause as defined in the employment agreement or without cause. A termination without cause shall be upon thirty days' notice by us. Mr. Kirk may terminate his employment for good reason or at any time upon thirty days' notice. Good reason for the purpose of the employment agreement means, without Mr. Kirk's consent, a failure by us to comply with any material provision of the employment agreement, the assignment to Mr. Kirk of any duties materially inconsistent with Mr. Kirk's position with the company or a substantial adverse alteration in the nature of Mr. Kirk's responsibilities, a material reduction in employee benefits other than a reduction generally applicable to all of our eligible employees, relocation of our principal place of business outside a twenty five (25) mile radius of our current headquarters, or any purported termination of Mr. Kirk's employment which is not effected pursuant to the terms of the employment agreement.

        If we terminate Mr. Kirk's employment without cause, or he terminates his employment for good reason, he would be entitled to a pro-rata portion of his annual bonus at target level and a severance payment equal to two times the sum of his base salary plus the greater of his highest annual bonus earned in the last three fiscal years or his target annual bonus for the current year. All restricted shares, share options and other equity awards also would become fully vested as of the date of his termination.

        If Mr. Kirk's employment is terminated by us because of disability, he is entitled to the payment of any unpaid portion of his salary, bonus, benefits and a pro-rata portion of his annual target bonus. Upon Mr. Kirk's death, his heirs would be entitled to receive the unpaid portion of his salary, bonus and benefits and an amount equal to one half of his base salary and one half of his target annual bonus. Upon his termination of employment due to death or disability, all restricted shares, share options and other equity awards would become fully vested.

        In the case of a termination of Mr. Kirk's employment by us without cause, by Mr. Kirk for good reason or due to his disability, we will pay the full cost of his health insurance benefits under our health insurance plan in which he was enrolled immediately prior to termination for a period of twelve months.

        The employment agreement also provides that if benefits paid pursuant thereto are determined to be subject to an excise or similar tax, we will provide Mr. Kirk with such additional compensation as is necessary to place him in the same after-tax position as he would have been had such tax not been paid or incurred.

Equity and Benefit Plans

    2003 Equity Incentive Plan

        Our executives participate in the 2003 Equity Incentive Plan, referred to as the equity incentive plan.

        Our board of trustees and shareholders approved the equity incentive plan on November 12, 2003. The purpose of the equity incentive plan is to provide incentives to our employees, non-employee trustees and other service providers to stimulate their efforts toward our continued success, long-term growth and profitability and to attract, reward and retain key personnel.

        As of the record date, there were 323,300 restricted common shares outstanding. The number of common shares reserved for future issuance under the equity incentive plan is 402,358, subject to reduction under certain circumstances.

        The equity incentive plan is administered by the compensation committee of our board of trustees. Subject to the terms of the equity incentive plan, the compensation committee may select participants to receive awards, determine the types of awards and terms and conditions of awards, and interpret provisions of the equity incentive plan.

        Awards may be made under the equity incentive plan to our or our affiliates' employees, outside trustees and consultants and to any other individual whose participation in the equity incentive plan is determined to be in our best interests by our board of trustees.

        While our board of trustees may terminate or amend the equity incentive plan at any time, no amendment may adversely impair the rights of grantees with respect to outstanding awards. In addition, an amendment will be contingent on approval of our shareholders to the extent required by law or if the amendment would increase the benefits accruing to participants under the equity incentive plan, materially increase the aggregate number of common shares that may be issued under the equity incentive plan, or materially modify the requirements as to eligibility for participation in the equity incentive plan.

        Unless terminated earlier, the equity incentive plan will terminate in 2013, but will continue to govern unexpired awards. Amendments will be submitted for shareholder approval to the extent required by the Internal Revenue Code, the rules of The Nasdaq National Market or other applicable laws.

Options.    The equity incentive plan permits the granting of options to purchase common shares intended to qualify as incentive stock options under the Internal Revenue Code, referred to as incentive stock options, and stock options that do not qualify as incentive stock options, referred to as nonqualified stock options.

Other Awards.    The compensation committee may also award under the equity incentive plan:

  •
  common shares subject to restrictions;

  •
  common share units, which are the conditional right to receive a common share in the future, subject to restrictions and to a risk of forfeiture;

  •
  unrestricted common shares, in lieu of cash bonuses, which are common shares issued at no cost or for a purchase price determined by the compensation committee which are free from any restrictions under the equity incentive plan;

  •
  dividend equivalent rights entitling the grantee to receive credits for dividends that would be paid if the grantee had held a specified number of common shares, which shall be granted, if at all, in tandem with stock options on a one-for-one basis;

  •
  a right to receive a number of common shares or, in the discretion of the compensation committee, an amount in cash or a combination of shares and cash, based on the increase in the fair market value of the shares underlying the right during a stated period specified by the compensation committee; and

  •
  performance and annual incentive awards, ultimately payable in common shares or cash, as determined by the compensation committee.

    401(k) Plan

        We participate in the ADP TotalSource Retirement Savings Plan 401(k) Plan, referred to as the 401(k) Plan. The 401(k) Plan is a defined contribution plan intended to qualify under Section 401 of the Internal Revenue Code. All of our employees who are at least 21 years old are eligible to participate on the first day of the first payroll period following three months of employment. Participants may make pre-tax contributions to the 401(k) Plan of between 1% and 100% of their eligible earnings, subject to a statutorily prescribed annual limit. We may at our discretion make matching contributions to the 401(k) Plan in amounts to be determined annually by our compensation committee. Each participant is fully vested in his or her contributions and in any discretionary matching contributions made to his or her account. Contributions by the participants or by us to the 401(k) Plan, and the income earned on such contributions, are generally not taxable to the participants until withdrawn. Any contributions by us are generally deductible by us when made. All contributions are held in trust as required by law. Individual participants may direct the trustee to invest their accounts in authorized investment alternatives.

Report of the Compensation Committee of the
Board of Trustees of Falcon Financial Investment Trust
on Executive Compensation

        This report is not soliciting material, is not deemed filed with the SEC and is not incorporated by reference in any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date of this proxy statement and irrespective of any general incorporation language in any such filing.

        The Compensation Committee is charged with making decisions with respect to the compensation of the Company's executive officers and administering the Company's 2003 Equity Incentive Plan. No member of the Compensation Committee is an employee of the Company.

        Since the Company's initial public offering on December 22, 2003, the Compensation Committee has met one time. The current members of the Compensation Committee, other than Mr. Hunt, were not involved in compensation for the fiscal year ended September 30, 2003 of the Company's predecessor, Falcon Financial, LLC.

Compensation Policies Toward Executive Officers

        The compensation policies of the Company are designed to:

    (1)
    attract, motivate and retain experienced and qualified executives,
    (2)
    increase the overall performance of the Company,
    (3)
    increase stockholder value, and
    (4)
    increase the performance of individual executives.

        The Compensation Committee seeks to provide competitive salaries based upon individual performance together with awards of annual cash bonuses based on the Company's overall performance relative to corporate objectives, taking into account individual contributions, teamwork and performance levels. In addition, it is the policy of the Company to grant restricted shares to executives upon their commencement of employment with the Company and periodically thereafter in order to better align the interests of such executives with the Company's shareholders and to give executives the opportunity to reach the top compensation levels of the competitive market depending on the Company's performance.

        The following describes in more specific terms the elements of compensation that comprise the Compensation Committee's compensation policies.

        Base Salaries.    Base salaries of executives are initially determined by evaluating the responsibilities of the position, the experience and knowledge of the individual, and the competitive marketplace for executive talent, including a comparison to base salaries for comparable positions at peer public companies in the Company's geographic region. Base salaries for executive officers are to be reviewed annually by the Compensation Committee based upon, among other things, individual performance and responsibilities, subject to the terms and conditions of employment agreements for Messrs. Schwartz, Karp and Kirk.

        Annual salary adjustments initially will be recommended by our Chief Executive Officer and President by evaluating the performance of each executive officer after considering new responsibilities and the previous year's performance. The Compensation Committee will perform the same review of the performance of the Chief Executive Officer and President. Individual performance ratings take into account such factors as achievement of specific goals that are driven by the Company's strategic plan and attainment of specific individual objectives. The factors affecting base salary levels are not assigned specific weights but are subject to adjustments by the Compensation Committee.

        Bonuses.    The award of annual bonuses to our executive officers are based on both corporate and individual performance, as measured by reference to factors that reflect objective performance criteria over which our management generally has the ability to exert some degree of control. These corporate performance factors consist of revenue and earnings targets established in the Company's annual budget. Bonuses for 2004 will be based upon the achievement of such financial and operating factors.

        Restricted Shares.    A third component of executive officers' compensation consists of awards under the 2003 Equity Incentive Plan pursuant to which the Company grants executive officers and other key employees restricted common shares.

        The Compensation Committee grants restricted shares to the Company's executives in order to align their interests with the interests of the shareholders. Restricted shares are considered by the Compensation Committee to be an effective long-term incentive because the executives' gains are linked to increases in the value of the common shares, which in turn provides shareholder gains. The Compensation Committee generally grants restricted shares to new executive officers and other key employees upon their commencement of employment with the Company and periodically thereafter. Restricted shares granted to executive officers typically vest over a three-year period following the date of grant. The full benefit of restricted shares is realized upon appreciation of the share price in future periods, thus providing an incentive to create value for the Company's shareholders through appreciation of share price. Management of the Company believes that restricted shares will be helpful in attracting and retaining skilled executive personnel.

        Restricted share grants made to executive officers in 2003 reflect significant individual contributions relating to the Company's initial public offering as well as the Company's operations and implementation of the Company's development and growth programs. During 2003, the Company granted 314,300 restricted shares to approximately 25 employees, including 245,000 restricted shares to the Company's five most highly compensated executive officers.

Chief Executive Officer and President Compensation

        The executive compensation policy described above will be applied in setting Messrs. Schwartz's and Karp's compensation. Messrs. Schwartz and Karp generally participate in the same executive compensation plans and arrangements available to the other senior executives. Accordingly, their compensation also consists of annual base salary, annual bonus, and long-term equity-linked compensation. The Compensation Committee's general approach in establishing Messrs. Schwartz's and Karp's compensation is to be competitive with peer companies, but to have a large percentage of their target compensation based upon the long-term performance of the Company, as reflected in part in the market price of the common shares.

Compensation Deductibility Policy

        Under Section 162(m) of the Internal Revenue Code, and applicable Treasury regulations, no tax deduction is allowed for annual compensation in excess of $1 million paid to any of the Company's five most highly compensated executive officers. However, performance-based compensation that has been approved by shareholders is excluded from the $1 million limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals and the board committee that establishes such goals consists only of "outside directors" as defined for purposes of Section 162(m). The Compensation Committee intends to maximize the extent of tax deductibility of executive compensation under the provisions of Section 162(m) so long as doing so is compatible with its determinations as to the most appropriate methods and approaches for the design and delivery of compensation to the Company's executive officers.

                      Respectfully submitted,

                      Compensation Committee

                      James K. Hunt
                      Thomas F. Gilman
                      George G. Lowrance

Compensation Committee Interlocks and Insider Participation

        Prior to our reorganization as a real estate investment trust before closing of our initial public offering, all compensation decisions were made by our board of managers. During the last completed fiscal year of our predecessor, Falcon Financial, LLC, two of the members of our board of managers, Messrs. Schwartz and Karp, were officers or employees of our company but did not participate in board deliberations concerning their compensation. During that period, none of the members of our board, nor any of our executive officers, served as a member of the governing body or compensation committee of any entity that had one or more executive officers serving as a member of our board.

        Since the completion of our initial public offering, the members of the compensation committee of the board of trustees have been independent trustees. None of these trustees, nor any of our executive officers, serves as a member of the governing body or compensation committee of any entity that has one or more executive officers serving as a member of our board.

Report of the Audit Committee of the
Board of Trustees of Falcon Financial Investment Trust

        This report is not soliciting material, is not deemed filed with the SEC and is not incorporated by reference in any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date of this proxy statement and irrespective of any general incorporation language in any such filing.

        The Audit Committee's responsibilities are as described in a written charter adopted by the Board, attached as Exhibit A hereto. The Audit Committee reviews the financial information that will be provided to shareholders and others, the system of internal controls that management and the Board have established and the audit process. In fulfilling its responsibilities, the Committee, among other things, oversees the independent auditors and confirms their independence, oversees internal accounting and financial staffing, reviews financial statements, earnings releases and accounting matters, and reviews related party transactions. Management is responsible for the financial statements and the reporting process, including the system of internal controls. The independent auditors are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States.

        The Sarbanes-Oxley Act of 2002 and Nasdaq's corporate governance rules have expanded the responsibilities of the Audit Committee. Members of the Audit Committee will continue to work closely with management to implement all changes and procedures required by the new rules.

        The Committee has met five times since the Company's initial public offering in December 2003. Its meetings periodically include separate sessions with the Company's independent auditors, in each case without the presence of the Company's management.

        The Audit Committee has received from the Company's independent auditors, KPMG LLP, written disclosures regarding KPMG's independence as set forth in Independence Standards Board Standard No. 1, including a detailed statement of the relationships between KPMG and the Company that might bear on KPMG's independence, and has discussed with KPMG independence. The Audit Committee considered whether the provision of non-audit services by KPMG was compatible with maintaining KPMG's independence. KPMG has stated that it believes that it is in full compliance with all of the independence standards established under the rules of the SEC. The Audit Committee concurs. The Audit Committee also has discussed with KPMG the matters required to be discussed by Statements on Auditing Standards No. 61 and No. 90, including the selection of and changes in the Company's significant accounting policies, the basis for management's accounting estimates, KPMG's conclusions regarding the reasonableness of those estimates, and the disclosures included in the financial statements. The Audit Committee has reviewed and discussed the Company's audited financial statements with KPMG and management.

        The Audit Committee met with management and representatives of KPMG in connection with its review of the Company's audited financial statements for the transition period ended December 31, 2003. Based on such review and discussion, and based on the Audit Committee's reviews and discussions with KPMG regarding its independence under Independence Standards Board Standard No. 1 and the matters required to be discussed under Statements on Auditing Standards No. 61 and No. 90, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Transition Report on Form 10-K and the Board has approved that recommendation.

                      Respectfully submitted,

                      Audit Committee
                      Thomas F. Gilman
                      James K. Hunt
                      Maryann N. Keller

Independent Public Accountants

        During the fiscal years ended September 30, 2003 and 2002 for our predecessor and the transition period ended December 31, 2003, the Company's independent public accountants, KPMG LLP, billed the Company or the Company's predecessor the following fees:

	Fiscal Year ended September 30,
				Transition Period from October 1, 2003 to December 31, 2003
	2003		2002
Audit Fees	$279,050	(1)	$130,000	$225,000
Audit-Related Fees	376,500	(2)	—	12,500	(3)
Tax Fees	—		—	—
All Other Fees	—		—	—

Total	$655,550		$130,000	$237,500

(1)
Includes $91,250 in fees for an audit of the 15-month period ended December 31, 2002 of the Company's predecessor and $90,000 in fees for an audit of the 12-month period ended September 30, 2001 of the Company's predecessor.
(2)
Includes fees related to SEC registration statement filings and related comfort letters.
(3)
Includes fees for review of compliance with servicing standards related to the Company's securitizations.

        The Audit Committee has the sole authority to pre-approve any engagement of our independent public accountants to provide audit or non-audit services. The Audit Committee may not delegate the pre-approval of audit services to our management, but may delegate the pre-approval of non-audit services to one or more members of the Audit Committee.

        On April 16, 2004, the Company was notified by KPMG that KPMG will resign as the Company's principal accountants upon completion of the review of the Company's consolidated financial statements as of and for the three-month period ended March 31, 2004. KPMG's resignation was not recommended or approved by the Company's audit committee.

        The audit reports of KPMG on (i) the consolidated financial statements of the Company's predecessor (the "Predecessor") as of and for the years ended September 30, 2003 and 2002, and for the period from October 1, 2003 to December 21, 2003 and (ii) the consolidated financial statements of the Company (together with the Predecessor, "Falcon") for the period from December 22, 2003 to December 31, 2003 (the period from October 1, 2003 to December 31, 2003 is hereinafter referred to as the "Transition Period") did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

        During the two fiscal years ended September 30, 2003 and the Transition Period, and the subsequent interim period through April 16, 2004, there were no disagreements with KPMG on any matter of accounting principle or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to their satisfaction, would have caused KPMG to make reference in connection with their opinion to the subject matter of such disagreement.

        During Falcon's two most recent fiscal years ended September 30, 2003 and the Transition Period, and the subsequent interim period through April 16, 2004, there were no reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K.

        Pursuant to Item 304(a)(3) of Regulation S-K, KPMG provided a letter to the Securities and Exchange Commission stating that it agreed with the above statements.

        We currently are in the process of selecting new independent accountants. Representatives of our independent accountants for the fiscal year ended December 31, 2004 are currently expected to be present at the 2004 annual meeting. The representatives will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires our trustees and executive officers and persons who own more than 10% of a registered class of our equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of common shares and other of our equity securities. Such reporting persons are required by rules of the SEC to furnish us with copies of all Section 16(a) reports they file. To our knowledge, based solely upon a review of Section 16(a) reports furnished to us for fiscal 2003 or written representations that no other reports were required, we believe that all filing requirements under Section 16 for fiscal 2003 were complied with on a timely basis.

SHAREHOLDER PROPOSALS FOR THE ANNUAL MEETING IN 2005

        Any proposal or proposals by a shareholder intended to be included in our proxy statement and form of proxy relating to the 2005 annual meeting of shareholders must be received by us no later than January 2, 2005, pursuant to the proxy solicitation rules of the SEC. Nothing in this paragraph shall be deemed to require us to include in our proxy statement and proxy relating to the 2005 annual meeting of shareholders any shareholder proposal which may be omitted from our proxy materials pursuant to applicable regulations of the SEC in effect at the time such proposal is received. For any proposal that is not submitted for inclusion in next year's proxy statement but is instead presented directly at the 2005 annual meeting of shareholders, notice of such proposal must be received in writing by our Secretary between 60 and 90 days prior to the annual meeting, except that if less than 70 days' notice of the date of the annual meeting is given to shareholders or publicly disclosed, notice of such proposal must be received by the Secretary not later than the 10th day following the date that notice of the annual meeting is mailed or publicly disclosed. Failure to provide notice in this manner and within this time period means that such proposal will be considered untimely. Management will be entitled to vote proxies in its discretion with respect to any proposal that is presented at the 2005 annual meeting of shareholders but not included in the proxy statement.

OTHER MATTERS

        The Board of Trustees does not intend to present to the annual meeting any other matters not referred to above and does not presently know of any matters that may be presented to the meeting by others. If other matters are properly brought before the meeting, the persons named in the enclosed proxy will vote on such matters in their own discretion.

                      By Order of the Board of Trustees

                      /s/ Vernon B. Schwartz

                      Vernon B. Schwartz
                       Chairman of the Board of Trustees

Dated: April 29, 2004

Exhibit A

FALCON FINANCIAL INVESTMENT TRUST

AUDIT COMMITTEE CHARTER

I.    Purpose

        The primary purposes and duties of the Audit Committee (the "Audit Committee") of the Board of Trustees (the "Board") of Falcon Financial Investment Trust (the "Company") are to:

  (1)
  serve as an independent and objective body to monitor and assess the Company's compliance with legal and regulatory requirements, the integrity of the Company's financial statements, financial reporting processes and related internal control systems and the performance generally of the Company's internal audit function;

  (2)
  pre-approve and oversee the audit and other services of any registered public accounting firm employed by the Company (the "independent auditor") and be directly responsible for the appointment, independence, qualifications, compensation and oversight of the independent auditor, who will report directly to the audit committee;

  (3)
  provide an open means of communication among the Company's independent auditor, accountants, financial and senior management, the Company's internal auditing department, the Company's corporate compliance department and the board;

  (4)
  resolve any disagreements between management of the Company and the independent auditor regarding the Company's financial reporting; and

  (5)
  prepare the audit committee report required by the Securities and Exchange Commission's proxy rules to be included in the Company's annual proxy statement.

II.    Organization

        The Audit Committee shall be composed of three or more members of the Board who are "independent." To be considered "independent," the member must satisfy, as determined by the Board, the requirements of all applicable laws and regulations relating to the independence of trustees and audit committee members, including without limitation the requirements of the Securities and Exchange Commission (the "SEC") and the Nasdaq National Market. The members of the Audit Committee, including at least one member who will serve as the audit committee financial expert as that term is defined in the rules and regulations of the SEC, shall meet the independence, experience, financial literacy and expertise requirements of all applicable laws and regulations relating to the qualifications of audit committee members, including without limitation the requirements of the SEC and the Nasdaq National Market.

        The members of the Audit Committee shall be appointed annually by the Board, and the members of the Audit Committee shall appoint one of their number as the Chairman. Audit Committee members may be removed by a majority vote of the Board, with or without cause. Any member of the Audit Committee may resign at any time by giving written notice of his or her resignation to the Board. Appointments to fill vacancies created by the resignation of removal of an Audit Committee member for the remainder of the term of such removed or resigning member may be made by the Board at any time following such removal or resignation at a Board meeting or by written consent in lieu of a meeting.

        Any responsibilities of the Audit Committee may be delegated by the Audit Committee to the Chairman or any other member; provided that any delegate shall report any actions taken by him or her to the whole Audit Committee at its next regularly scheduled meeting. If an Audit Committee member simultaneously serves or, upon appointment, would serve on the audit committee of more than three public companies, continued service or appointment is contingent on a Board determination that such simultaneous service would not impair the ability of such member to effectively serve on the Audit Committee and disclosure of such determination in the Company's annual proxy statement.

III.  Compensation of Members

        Compensation for service on the Audit and Finance Committee shall be limited to fees and compensation permitted under the Securities Exchange Act of 1934, the rules and regulations of the SEC promulgated thereunder and the rules and regulations of the Nasdaq National Market.

IV.    Meetings

        The Audit Committee shall meet no less frequently than quarterly, and shall meet more frequently as the Audit Committee or the Board deems necessary or appropriate. The Chairman shall be responsible for leadership of the Audit Committee, including preparing the agenda, presiding over the meetings, making committee assignments and reporting for the Audit Committee to the Board. The Audit Committee may request any officer or employee of the Company or the Company's internal and outside legal counsel or independent auditor to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee. The Audit Committee shall have direct access to management, internal staff, the independent auditor, the corporate compliance staff and the Company's internal and outside legal counsel, both at meetings and otherwise.

V.    Responsibilities and Duties

        In furtherance of its responsibilities, the Audit Committee believes its policies and procedures should remain flexible in order to best react to changing conditions and to ensure to the Board and the shareholders that the corporate accounting and reporting practices of the Company are in accordance with all applicable legal and regulatory requirements and are of the highest quality.

        In carrying out these responsibilities and duties, the Audit Committee shall:

1.
Be directly responsible for (i) the appointment, compensation and oversight of the work of the independent auditor, who shall report directly to the Audit Committee, and (ii) pre-approve all audit engagement fees and terms and any audit, audit-related, tax or other non-audit services (to the extent permitted under applicable law) with the independent auditor. The Audit Committee shall approve in advance, in accordance with the pre-approval policy attached hereto as Appendix 1, the provision by the independent auditor of all services to be performed by the independent auditor. The Company shall provide for appropriate funding, as determined by the Audit Committee, for compensation to the independent auditor retained by the Company to provide any approved services.

2.
Take appropriate action to oversee the independence of the independent auditor, including:

(a)
reviewing the experience and qualifications of the senior members of the independent auditor team; evaluating the qualifications, performance and independence of the independent auditor, including the review and evaluation of the lead partner of the independent auditor, whether the auditor's quality controls are adequate and whether the provision of non-audit services is in compliance with applicable law and compatible with maintaining the auditor's independence, taking into account the opinions of management and the internal auditor; and presenting its conclusions to the full Board and, if so determined by the Audit Committee, recommending that the Board take additional action to satisfy itself of the qualifications, performance and independence of the independent auditor;

(b)
periodically reviewing management consulting services and other non-audit services not prohibited by applicable law, and the respective related fees, provided by and to the independent auditor, which shall have been pre-approved by the Audit Committee, and any transactional or other relationships between the Company and the independent auditor; and considering whether, under criteria the Audit Committee determines to be appropriate, the

2

    independent auditor's provision of non-audit services to the Company is compatible with maintaining the independence of the independent auditor;

  (c)
  obtaining and reviewing, at least annually, a formal written report from the independent auditor describing all relationships between the independent auditor and the Company;

  (d)
  actively engaging in a dialogue with the independent auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditor;

  (e)
  taking appropriate action or recommending to the Board such appropriate action, as necessary, on any disclosed relationships to satisfy itself of the independent auditor's independence;

  (f)
  complying and ensuring the Company's compliance with all relevant laws and regulations relating to the independence of the independent auditor, including but not limited to (i) rotation of the independent auditor or outside audit personnel and (ii) the performance of services by an outside audit firm when a former employee of that firm currently serves as chief executive officer, chief financial officer, chief accounting officer or equivalent officer of the Company; and

  (g)
  establishing clear hiring policies relating to the retention by the Company of employees or former employees of the independent auditor.

3.
Meet separately, periodically, with management, with internal auditors (or other personnel responsible for the internal audit function) and with independent auditors.

4.
Review and discuss, as appropriate, with management and the independent auditor (and, where appropriate, the internal auditor) at the completion of the annual and each quarterly examination:

(a)
the Company's annual audited financial statements and quarterly financial statements, including the Company's disclosures made under "Management's Discussion and Analysis of Financial Condition and Results of Operations," and, in the case of quarterly financial statements, the results of the independent auditor's reviews of the quarterly financial statements;

(b)
analyses prepared by management and/or the independent auditor setting forth the significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements;

(c)
the effect of regulatory and accounting initiatives on the financial statements of the Company;

(d)
any significant changes required in the independent auditor's audit plan;

(e)
any material correcting adjustments that have been identified by the independent auditor in accordance with GAAP and applicable laws, rules and regulations;

(f)
any material off-balance sheet transactions, arrangements, obligations (including contingent obligations), and other relationships of the Company with unconsolidated entities or other persons, that may have a material current or future effect on financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses;

(g)
their assessments of the adequacy of the Company's internal control structure and procedures of the Company for financial reporting and the resolution of any identified material weaknesses in such internal control structure and procedures; and

3

  (h)
  other matters related to the conduct of the audit which are to be communicated to the Audit Committee under generally accepted auditing standards, including under Statement on Auditing Standards No. 61, Communications with Audit Committees.

5.
Obtain and review, at least annually, the report of the independent auditor describing the independent auditor's internal quality-control procedures and any material issues raised by either (i) the independent auditor's most recent internal quality-control review or peer review or (ii) any inquiry or investigation by governmental or professional authorities within the preceding five years with respect to one or more audits carried out by the independent auditor, and any actions taken in response to such issues.

6.
Review with the independent auditor any audit problems or difficulties the auditor encountered in the course of the audit work, including (i) any restrictions on the scope of the independent auditor's activities or on access to requested information and (ii) any significant disagreements with management, and management's response to such problems or difficulties. The Audit Committee shall have sole authority to resolve any disagreements between management and the independent auditor.

7.
Review with the independent auditor their plans for, and the scope of, their annual audit for the current year and other examinations of the Company's financial information and the audit procedures to be utilized.

8.
Consider the independent auditor's reports and judgments brought to the attention of the Audit Committee about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting, significant accounting policies, audit conclusions regarding the reasonableness of significant accounting estimates and any audit adjustments. Also, the Audit Committee shall review and consider information received from the independent auditor regarding all critical accounting policies and practices to be used by the Company, all alternative treatments of financial information within GAAP that have been discussed with management of the Company, ramifications of the use of such alternative disclosures and treatments, the treatment preferred by the independent auditor, and other material written communications between the independent auditor and management, including any management letter or schedule of unadjusted differences.

9.
Discuss the Company's earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies, though this may be done generally (i.e., discussion of the types of information to be disclosed and the type of presentation to be made) and the Audit Committee need not discuss in advance each earnings release or each instance in which the Company may provide earnings guidance.

10.
Inquire of management, other internal staff, and/or the independent auditor about the Company's significant risks and exposures, the Company's processes for identifying and assessing such risks and exposures and the steps management has taken to minimize the potential effects of such risks and exposures to the Company; and review and assess the Company's guidelines and policies that govern the processes for identifying and assessing significant risks and exposures and for formulating and implementing steps to minimize the potential effects of such risks and exposures to the Company.

11.
Establish and maintain an internal audit department of the Company to provide management and the Audit Committee with ongoing assessments of the Company's risk management processes and internal quality-control procedures. The Audit Committee shall review the internal audit department of the Company, including the independence and authority of its reporting obligations, the proposed audit plans for the coming year, and the coordination of such plans with the independent auditor, and shall discuss with the independent auditor the responsibilities, budget and staffing of the Company's internal audit function. The Audit Committee shall receive as

4

  necessary notification of material adverse findings from internal audits and a progress report on the proposed internal audit plan, as appropriate, with explanations for changes from the original plan.

12.
Establish procedures for the receipt, retention and treatment of complaints from the Company's employees on accounting, internal accounting controls or auditing matters, as well as for confidential, anonymous submissions by the Company's employees of concerns regarding questionable accounting or auditing matters.

13.
Prepare the report required by the Securities and Exchange Commission's proxy rules to be included in the Company's annual proxy statement.

14.
Report regularly to the full Board and review any issues that arise with respect to the quality or integrity of the Company's financial statements, the Company's compliance with legal or regulatory requirements, the performance, qualifications and independence of the independent auditor, or the performance of the internal audit function.

15.
Review compliance with the Company's ethics policy annually. To the extent required by applicable laws or regulations:

(a)
the ethics policy shall be applicable to senior executive officers and senior financial officers of the Company, including its chief executive officer, principal financial officer, and its controller or principal accounting officer, and to persons performing similar functions;

(b)
the Company shall disclose, by means of the filing of an applicable SEC reporting form, dissemination by the Internet or by other electronic means, any waiver of or change in the ethics policy for such senior executive or financial officers; and

(c)
the Company's ethics policy shall include such standards as are reasonably necessary to promote: (i) honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships, (ii) full, fair, accurate, timely, and understandable disclosure in the periodic reports required to be filed by the Company under the Securities and Exchange Act of 1934, as amended, and (iii) compliance with applicable governmental laws and regulations.

16.
Review compliance with the Company's legal compliance policy annually. The Audit Committee shall review with the Company's counsel legal and regulatory matters brought to the attention of the Audit Committee that may have a material impact on the financial statements or compliance policies. The Audit Committee shall respond appropriately to any matters reported to the Audit Committee by counsel, including adopting, as necessary, appropriate remedial measures or sanctions, or recommending such action to the Board.

17.
Conduct or authorize and oversee investigations into any matters within the Audit Committee's scope of responsibilities.

18.
The Audit Committee shall obtain advice and assistance from outside legal, accounting or other advisors as the audit committee deems necessary to carry out its duties and the Company shall provide appropriate funding, as determined by the Audit Committee, for payment of compensation to the outside legal, accounting or other advisors employed by the Audit Committee.

19.
Conduct an annual review and self-evaluation to determine whether the Audit Committee is functioning effectively and report on such review and evaluation to the Board.

20.
Review and reassess the adequacy of this Charter at least annually and update this Charter to the extent the Audit Committee determines it to be necessary or advisable.

5

21.
Perform such other functions as may be required by applicable laws, rules and regulations and the Company's Declaration of Trust or Bylaws, or by the Board.

VI.   Limitation of Audit Committee's Role

        The independent auditor and the internal auditing department are or shall be ultimately accountable to the Audit Committee, in its capacity as a committee of the Board, and to the full Board. While the Audit Committee has the oversight, supervisory and other powers and responsibilities set forth in this Charter, it is not the responsibility of the Audit Committee to plan or conduct audits, to implement internal controls, or to determine or certify that the Company's financial statements are complete and accurate or are in compliance with generally accepted accounting principles. These matters and tasks are the responsibility of the Company's management, internal auditor and the independent auditor. Likewise, it is the responsibility of the Company's management and/or the independent auditor to bring appropriate matters to the attention of the Audit Committee, and to keep the Audit Committee informed of matters which the Company's management or the independent auditor believe require attention, guidance, resolution or other actions, the bases therefore and other relevant considerations. While it is not the duty of the Audit Committee to conduct investigations or to assure compliance with applicable laws, rules and regulations, the Audit Committee may take such actions with respect to such matters as it deems necessary or advisable in fulfilling its duties identified above.

        To the fullest extent permissible under applicable law, each member of the Audit Committee is entitled to rely in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Audit Committee by any of the Company's officers, employees, or committees, the independent auditor, the internal auditing department or any other person as to matters the member reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Company.

*    *    *

        It is acknowledged that all of the above listed tasks and areas of focus may not be relevant to all of the matters and tasks that the Audit Committee may consider and act upon from time to time, and the members of the Audit Committee in their judgment may determine the relevance thereof and the attention such items shall receive in any particular context.

        Adopted by the Board of Trustees on November 12, 2003.

6

PROXY

FALCON FINANCIAL INVESTMENT TRUST

15 Commerce Road Stamford, CT 06902

SOLICITED BY THE BOARD OF TRUSTEES
FOR THE ANNUAL MEETING OF SHAREHOLDERS

        The undersigned hereby appoints David A. Karp and John E. Warch, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all common shares of Falcon Financial Investment Trust held of record by the undersigned on April 23, 2004 at the Annual Meeting of Shareholders to be held on July 14,
2004 and any adjournments thereof.

PLEASE MARK, DATE, SIGN, AND RETURN THIS PROXY CARD PROMPTLY, USING THE
ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

SEE REVERSE SIDE	(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)	SEE REVERSE SIDE

☒	Please mark votes as in this example
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE NOMINEES AND EACH OF THE PROPOSALS LISTED BELOW.
		FOR	WITHHELD
1.	ELECTION OF TRUSTEES	☐	☐	2.	In their discretion, the proxies are authorized to vote upon any other business that may properly come before the meeting.
	Nominees:
	(01) Vernon B. Schwartz, (02) David A. Karp, (03) Thomas F. Gilman, (04) James K. Hunt, (05) Maryann N. Keller, (06) George G. Lowrance.

For all nominees except those nominees whose number is noted above:					MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT. ☐

		Date:	, 2004
Signature (title, if any)	Signature, if held jointly

Please sign exactly as name appears hereon. Joint owners should each sign. Executors, administrators, trustees, guardians or other fiduciaries should give full title as such. If signing for a corporation, please sign in full corporate name by a duly authorized officer.